UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 21, 2012

KOSMOS ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda		HM 11 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +1 441 295 5950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his departure from Kosmos Energy Ltd. (the “Company”) effective December 21, 2012, the Company and Mr. Dennis C. McLaughlin, the Company’s Senior Vice President, Development, entered into a general release agreement (the “Agreement”), dated December 21, 2012. The Agreement provides for the following:

•	the Company’s lump sum payment to him of an amount equal to three months of premiums for post-termination health insurance coverage;

•	his agreement to cooperate with the Company to facilitate the transfer of his work matters, to assist in any future legal proceedings and not to disclose the Company’s confidential information;

•	a mutual non-disparagement covenant; and

•	his release of any claims against the Company.

For purposes of the restricted stock and restricted stock unit awards issued to him under the Company’s Long Term Incentive Plan, his termination will be treated as a termination of employment by the Company without “cause” (as defined in the plan).

The foregoing description is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is furnished as part of this current report on Form 8-K:

10.1	General Release Agreement, dated December 21, 2012, between the Company and Mr. Dennis C. McLaughlin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       December  28, 2012

KOSMOS ENERGY LTD.

By:	/s/ W. Greg Dunlevy
W. Greg Dunlevy
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	General Release Agreement, dated December 21, 2012, between the Company and Mr. Dennis C. McLaughlin.